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                                                                     Exhibit 3.1


                            CERTIFICATE OF FORMATION

                                       OF

                               RT ACQUISITION LLC

     This Certificate of Formation of RT Acquisition LLC (the "LLC"), dated June 4 2002, is being duly executed and filed by Katherine D. Morici, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del. C. (s)18-101, et seq.)

     FIRST. The name of the limited liability company formed hereby is RT Acquisition LLC.

     SECOND. The address of the registered office of the LLC in the State of Delaware is c/o Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     THIRD. The name and address of the registered agent for service of process on the LLC in the State of Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, Wilmington, New Castle County, Delaware 19808.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Formation as of the date first above written.



                                                     /s/ Katherine D. Morici
                                                     -----------------------
                                                     Katherine D. Morici, Esq.
                                                     Authorized Person

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                      AMENDMENT TO CERTIFICATE OF FORMATION

                                       OF

                               RT ACQUISITION LLC

                         (Pursuant to Section 18-202 of
                   the Delaware Limited Liability Company Act)

     Pursuant to the provisions of Section 18-202 of the Delaware Limited Liability Company Act, I, Michael Psaros, being the President of RT Acquisition LLC (the "Company"), hereby certify as follows:

     FIRST: The name of the Company is RT Acquisition LLC.

     SECOND: The Company was formed on June 4, 2002.

     THIRD: This Amendment to Certificate of Formation (the "Amendment") is being filed in order to effectuate a change in the name of the Company from "RT Acquisition LLC" to "Republic Engineered Products LLC". Accordingly, the Certificate of Formation of the Company hereby is amended as follows:

     A. by replacing the words "RT Acquisition LLC" in the introductory paragraph thereof with the words "Republic Engineered Products LLC"; and

     B. by deleting the entire text of Article First and inserting the following in lieu thereof:

     "FIRST. The name of the limited liability company formed hereby is Republic Engineered Products LLC."

     FOURTH: This Amendment is effective as of the date of filing with the Secretary of State of the State of Delaware.

     IN WITNESS WHEREOF, the undersigned has executed this Amendment as of this 26th day of July, 2002.

                                                    /s/ Michael Psaros
                                                    ------------------
                                                    Michael Psaros
                                                    President